                                                                     Exhibit 5.1


                                David Goldberg
                   Senior Vice President and General Counsel
                             Public Storage, Inc.
                     600 North Brand Boulevard, Suite 300
                        Glendale, California 91203-1241

                               December 21, 1995



Public Storage, Inc.
600 North Brand Boulevard, Suite 300
Glendale, California 91203-1241

Gentlemen:

     As Senior Vice President and General Counsel of Public Storage, Inc. (the "Company"), I have examined (A) the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission (the "Commission") on or about July 16, 1992 (File No. 33-49696) and (B) the Registration Statement on Form S-4, filed by the Company with the Commission on or about December 13, 1995, as amended through the date hereof (File No. 33-64971) (collectively, the "Registration Statements"), which includes a Prospectus to be used in connection with securities registered under the Registration Statements (the "Prospectus"). The Prospectus relates to the offer and sale of up to $300,000,000 stated amount of (i) shares of preferred stock, par value $.01 per share (the "Preferred Shares"), (ii) depositary shares (the "Depositary Shares") representing a fractional interest in a Preferred Share, (iii) shares of common stock, par value $.10 per share (the "Common Shares") and (iv) warrants (the "Warrants").

     I am familiar with the proceedings taken or to be taken by the Company relating to the authorization and issuance of the Preferred Shares, the Depositary Shares, the Common Shares and the Warrants in the manner set forth in the Registration Statements. I have also examined the Company's Restated Articles of Incorporation and Revised Bylaws and have made such other investigation as I have deemed necessary in order to express the opinions contained herein.

     It is my opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California.

     2. The Preferred Shares, the Depositary Shares, the Common Shares and the Warrants, when issued and delivered in the manner and on the terms described in the Registration Statements and payment of the agreed consideration therefor has been received by the Company, will be legally issued, fully paid and nonassessable.

     I hereby consent to the reference to me under the caption "Legal Opinions" in the Registration Statements and to the filing of this opinion as an exhibit to each of the Registration Statements or amendments thereto.

                                        Very truly yours,

                                        /s/ DAVID GOLDBERG

                                        DAVID GOLDBERG